Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Garb Oil and Power Corporation (the "Company") on Form 10-Q(SB) for the period ending March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report), I John
C. Brewer, President and Principal Executive Officer, and I, Charles Laver, Treasurer and Principal Financial and Accounting Officer of the Company certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: 05/20/05                                    By: /s/ John C Brewer
                                                     ---------------------------
                                                     John C Brewer, President
                                                     Principal Executive Officer


Date: 05/20/05                                    By: /s/ Charles Laver
                                                     ---------------------------
                                                     Charles Laver, Treasurer
                                                     Principal Financial and
                                                     Accounting Officer